EXHIBIT 10.28


                           SECOND AMENDMENT TO THE

                           UCAR INTERNATIONAL INC.
                        COMPENSATION DEFERRAL PROGRAM
                        -----------------------------

     The UCAR International Inc. Compensation Deferral Program (the "Plan") is hereby amended as follows:

     1. Section 1.1 of the Plan is amended in its entirety to read as follows:

                 "1.1 The purpose of this Program is to (i) allow Eligible Employees under the Variable Compensation Plans to defer up to 85% of their Variable Compensation, (ii) allow Eligible Employees to defer up to 50% of their base salary, (iii) allow Eligible Employees to defer a portion or all of their lump sum payments otherwise payable from the SRIP and/or Equalization Plan, (iv) restore to Eligible Employees a portion of their matching contribution under the Savings Plan which is limited by restrictions imposed under Section 401(a)(17) of the Code and (v) allow Eligible Employees to defer all or a portion of their lump sum payment otherwise payable from the Long Term Plan."

     2. Section 5.3(a) of the Plan is amended in its entirety to read as follows:

                 "5.3(a) On or before the date designated by the Administrative Committee and otherwise in accordance with such procedures as may be established, a Participant may elect voluntarily to defer (i) up to 85% of the Participant's award under the Variable Compensation Plans (in 1% increments), (ii) up to 50% of his or her base salary (in 1% increments) and/or (iii) up to 100% of his or her lump sum payment from the SRIP, Equalization Plan or Long Term Plan (in 1% increments)."

     3. The provisions of this Second Amendment shall be effective as of March 15, 1996.

                                                 UCAR INTERNATIONAL INC.

                                                 By:  /s/ John C. Arnold
                                                      ------------------
                                                      John C. Arnold